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                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION

                                       OF

                               KCI CATERERS, INC.

         FIRST. The name of the corporation is

                               KCI CATERERS, INC.

         SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         To acquire by purchase, exchange, lease or otherwise, and to build, own, operate, manage, sell, lease, mortgage or otherwise dispose of hotels, motor hotels, motels, motor courts, inns, taverns, and other places of lodging of every kind and description; to provide facilities necessary in connection therewith including, but not by way of limitation, camps, camp sites, cabins, cottages, automobile service stations, garages, parking facilities, play grounds, club rooms, halls, amusement and recreational facilities, gift shops, beauty parlors, barber shops, shoe shining establishments, dry cleaning and laundry facilities, and other places of entertainment, recreation and convenience for guests and others, as may be necessary or desirable in the conduct of the business.

         To acquire by purchase, lease or otherwise, and to maintain, operate, sell, lease, or otherwise dispose of restaurants, cafes, cafeterias, dining rooms, and places of entertainment and refreshment; to carry on a general catering business; to buy, sell, prepare for use, serve, deal in and deal with foods and food products, vegetables, meats, beverages (non-alcoholic and alcoholic, the sale of which is permitted by law), cigars, cigarettes, and tobacco, and refreshments of all kinds and descriptions; to provide entertainment, plays, acts, dancing facilities, diversions, and for any of such purposes to hire actors, dancers, entertainers, orchestras, musicians and others; to construct, purchase, maintain, operate, lease, sell or otherwise dispose of such real estate, buildings, personal property, and other facilities as may be necessary, incidental or advantageous in carrying on any of the business of this corporation.

         To carry on and conduct a general restaurant, cafe, cafeteria, catering and grocery business, and to own and operate "drive in" stands and other shops for the purpose of carrying on said business.
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         To build, construct, purchase, lease, or otherwise acquire, to operate, lease, sell or otherwise dispose of stores, restaurants, cafes, amusement and recreational facilities, hotels, apartment houses, office buildings, garages, plants, warehouses, and all other buildings and improvements on real estate and business of any kind and character whatever.

         To purchase, lease or in any manner acquire, and to hold, own, develop, operate, manage, build upon, improve, mortgage, sell or otherwise dispose of, and otherwise deal in or with, or in any manner turn to account, any land or lands, improved or unimproved, or interest therein, situated either within or without the State of Delaware.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         Without limitation by the foregoing specifically enumerated objects and purposes, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100); all of such shares shall be without par value.

         FIFTH. The names and mailing address of each incorporator is as follows:

         NAMES                          MAILING ADDRESSES

         B.J. Consono                   100 West Tenth Street
                                        Wilmington, Delaware 19899

         F.J. Obara, Jr.                100 West Tenth Street
                                        Wilmington, Delaware 19899

         J.L. Rivera                    100 West Tenth Street
                                        Wilmington, Delaware 19899

         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:


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         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         EIGHTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

         NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 2nd day of July A.D. 1971.


                                     /s/ B. J. Consono
                                    ____________________________(SEAL)

                                     /s/ F. J. Obara, Jr.
                                    ____________________________(SEAL)

                                     /s/ J. L. Rivera
                                    ____________________________(SEAL)



STATE OF DELAWARE          )    ss:
COUNTY OF NEW CASTLE       )

         BE IT REMEMBERED that on this 2nd day of July A.D. 1971, personally came before me, a Notary Public for the State of Delaware, B.J. Consono, F.J. Obara, Jr. and J.L. Rivera all of the parties of the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.



                                     /s/ [Illegible]
                                    _________________________________

                                               Notary Public
                                                                 [Notary Seal]




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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT


         It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is

                               KCI CATERERS, INC.

                  2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

                  3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

                  4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on DEC  4, 1978


                                     /s/ Authorized Signatory
                                    _____________________________
                                                        President



Attest:

/s/ Authorized Signatory
_____________________________
              Asst. Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               KCI CATERERS, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                               KCI CATERERS, INC.

         2. The certificate of incorporation of the corporation is hereby amended by adding a new Article NINTH and renumbering former Article NINTH as Article TENTH so that as amended, said Articles shall be and read as follows:

                  NINTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
                  (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on August 20, 1986.


                                    /s/ Richard E. Marriott
                                    --------------------------------
                                    Richard E. Marriott, President
[CORPORATE SEAL]


Attest:

/s/ Shirley J. Evans
--------------------------------
Shirley J. Evans, Secretary


1824w
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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *


         KCI CATERERS, INC. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall
Corporation System, Inc.   and the present registered office of the
corporation is in the county of Kent

         The Board of Directors of KCI CATERERS, INC. adopted the following resolution on the 21st day of February, 1990.

         Resolved, that the registered office of KCI CATERERS, INC.

         in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, KCI CATERERS, INC. has caused this statement to be signed by Gary L. Theurer, its Vice President and attested by John C. Carr, its Secretary this 21st day of February, 1990.

                                    By /s/ Gary L. Theurer
                                      ---------------------------
                                      Vice President


ATTEST:

By /s/ John C. Carr
  ---------------------------
  Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *


         KCI CATERERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of KCI CATERERS, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         FIRST: The name of the corporation is CATERAIR CONSULTING SERVICES CORPORATION.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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IN WITNESS WHEREOF, said KCI CATERERS, INC. has caused this certificate to be signed by Daniel J. Altobello, its President and attested by John C. Carr, its Secretary, this 24th day of January, 1995.


                                    By /s/ Daniel J. Altobello
                                       -------------------------------
                                       President




ATTEST:


By /s/ John C. Carr
  -------------------------------
  Secretary


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